xhibit 20.53


MONTHLY SERIES CERTIFICATEHOLDERS' STATEMENT

SERIES 2001-D

MBNA AMERICA BANK, NATIONAL ASSOCIATION



MBNA MASTER CREDIT CARD TRUST II






MONTHLY PERIOD ENDING JULY 31, 2001

___________________________________


The information which is required to be prepared with respect to the Transfer Date of August 14, 2001 and with respect to the performance of the Issuer during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.Information Regarding the Current Monthly Distribution
1. The amount of the current monthly
distribution which constitutes Available
Funds$27,821,925.22


2. The amount of the current monthly distribution
which constitutes Available Investor Principal
Collections      See Addendum to Exhibit B

B. Information Regarding the Performance of the Trust

1.Collection of Principal Receivables
(a)The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period and allocated to Series 2001-D$228,505,291.86

2.Collection of Finance Charge Receivables
(a)The aggregate amount of Collections of Finance
Charge Receivables processed during the
related Monthly Period and allocated to
Series 2001-D$25,627,343.53



3.Principal Receivables in the Trust
(a)The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the related Monthly
Period$61,583,822,208.62

(b)The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 2001-D as of the end of the day on the last day of the related Monthly
Period$2,500,000,000.00

(c) The Floating Allocation Investor
Interest as of the end of the day on the last day of the related Monthly
Period$2,500,000,000.00

(d) The Principal Allocation Investor Interest as of the end of the day on the last day of the related Monthly
Period$2,500,000,000.00

(e) The Floating Investor Percentage with respect to the related Monthly Period
July 1, 2001  through  July 11, 20012.59%
July 12, 2001  through  July 19, 20012.77%
July 20, 2001  through  July 24, 20012.60%
July 25, 2001  through  July 25, 20013.25%
July 26, 2001  through  July 31, 20014.06%

(f)The Principal Investor Percentage with respect to the Monthly Period
July 1, 2001  through  July 11, 20012.59%
July 12, 2001  through  July 19, 20012.77%
July 20, 2001  through  July 24, 20012.60%
July 25, 2001  through  July 25, 20013.25%
July 26, 2001  through  July 31, 20014.06%





4.  Delinquent Balances




      The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:




Aggregate
Account
Balance
Percentage
of Total
Receivables







(a)
 30 -  59 days:
$1,160,380,595.35
1.84%


(b)
 60 -  89 days:
$630,531,442.24
1.00%


(c)
 90 - 119 days:
$484,846,180.23
0.77%


(d)
120 - 149 days:
$397,425,177.26
0.63%


(e)
150 - or more days:
$390,051,690.00
0.61%


Total:
$3,063,235,085.08
4.85%
5.Investor Default Amount
(a)The Aggregate Investor Default Amount for the related Monthly Period$11,008,921.95
6.Investor Servicing Fee
(a)The amount of the Investor Servicing Fee payable by the Trust to the Servicer for the related Monthly Period$2,919,354.84
(b)The amount of the Net Service Fee payable by the Trust to the Servicer for the related Monthly$1,824,596.78
(c)The amount of the Servicer Interchange payable by the Trust to the Servicer for the related Monthly
Period$1,094,758.06


IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 8th day of August, 2001.



MBNA AMERICA BANK,
NATIONAL ASSOCIATION,
Servicer


Jack Fioravanti


Name:  Jack Fioravanti
Title: Senior Vice President




C-4
2001-D
2001-D	A-1